Exhibit 99.1

R1 RCM Reports Fourth Quarter and Full Year 2017 Results
CHICAGO - March 9, 2018 - R1 RCM Inc. (NASDAQ: RCM), a leading provider of technology-enabled revenue cycle management services to healthcare providers, today announced results for the three months and year ended December 31, 2017.
Fourth Quarter 2017 Results:

•	GAAP net services revenue of $140.3 million, up $17.1 million sequentially

•	GAAP operating loss of $3.7 million, better by $1.4 million sequentially

•	GAAP net loss of $40.2 million, down $36.6 million sequentially

•	Adjusted EBITDA of $5.7 million, up $2.6 million sequentially

•	GAAP cash flow from operating activities of $25.2 million, up $6.6 million sequentially
Full Year 2017 Results:

•	GAAP net services revenue of $449.8 million

•	GAAP operating loss of $27.5 million

•	GAAP net loss of $58.8 million

•	Adjusted EBITDA of $4.1 million

•	GAAP cash flow from operating activities of $20.9 million
“In 2017, we made significant progress in returning the company to a path of sustained profitability, and in the fourth quarter we generated our sixth consecutive quarter of revenue growth” said Joe Flanagan, President and Chief Executive Officer of R1. “We continue to invest in enhancing our value proposition and positioning in the market. The new business wins we have announced to date in 2018 are indicative of the value we deliver and market dynamics.”
“We are pleased to have generated positive adjusted EBITDA and cash flow from operating activities in the second half of 2017, which was a key milestone for us,” added Chris Ricaurte, Chief Financial Officer and Treasurer of R1. “We remain focused on driving our performance to achieve the financial and strategic objectives we have provided for 2018.”

Preliminary 2018 Outlook
Subject to close of the recently announced Intermedix transaction and related accounting changes, for 2018, R1 expects to generate:

•	Revenue of between $850 million and $900 million

•	GAAP operating loss of $30 million to $55 million

•	Adjusted EBITDA of $50 to $55 million
Conference Call and Webcast Details
R1’s management team will host a conference call today at 8:00 a.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 866-393-4306 (734-385-2616 outside the U.S. and Canada) using conference code number 6999396. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this press release.
For the three months and year ended December 31, 2017: As of January 1, 2017, the Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606). Subsequent to adoption of Topic 606, the non-GAAP financial measure referenced in the press release is adjusted EBITDA. Adjusted EBITDA is defined as GAAP net income before net interest income, income tax provision, depreciation and amortization expense, share-based compensation expense, and severance & certain other items.
For the three months and year ended December 31, 2016: Prior to the adoption of Topic 606, non-GAAP financial measures utilized by the company included gross cash generated from customer contracting activities, and net cash generated from customer contacting activities. Gross cash generated from customer contracting activities was defined as GAAP net services revenue, plus the change in deferred customer billings. Accordingly, gross cash generated from customer contracting activities was the sum of (i) invoiced or accrued net operating fees, (ii) cash collections on incentive fees and (iii) other services fees. Net cash generated from customer contracting activities was defined as net income before net interest income, income tax provision, depreciation and amortization expense, share-based compensation expense, severance and certain other items, and change in deferred customer billings. Deferred customer billings included the portion of both (i) invoiced or accrued net operating fees and (ii) cash collections of incentive fees, in each case, that did not meet our prior revenue recognition criteria. Deferred customer billings are included in the detail of our customer liabilities and customer liabilities - related party balance in the consolidated balance sheets available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
Our board and management team use non-GAAP measures as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Tables 4 and 5 present a reconciliation of GAAP net services revenue to gross cash generated from customer contracting activities, GAAP net income to adjusted EBITDA, and GAAP net income to net cash generated from customer contracting activities. Table 9 presents a reconciliation of GAAP operating income guidance to non-GAAP adjusted EBITDA guidance. Adjusted EBITDA and net cash generated from customer contracting activities are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, our ability to enter into a contract to provide services to Presence Health, our ability to enter into a contract to provide services to Ascension Medical Group, our ability to close the acquisition of and integrate the Intermedix business as planned, our ability to successfully deliver on our commitments to Intermountain and Ascension, and the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017 and any other periodic reports that the Company files with the Securities and Exchange Commission.

About R1 RCM
R1 is a leading provider of technology-enabled revenue cycle management services which transform a health system’s revenue cycle performance across settings of care. R1’s proven and scalable operating model, the R1 Performance Stack℠, seamlessly complements a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient-experience. To learn more visit: R1RCM.com

Contact:
R1 RCM Inc.
Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:
Natalie Joslin
678-585-1206
media@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$164.9	$181.2
Accounts receivable, net	8.2	4.0
Accounts receivable, net - related party	15.4	1.8
Prepaid income taxes	0.6	3.8
Prepaid expenses and other current assets	13.2	13.8
Total current assets	202.3	204.6
Property, equipment and software, net	48.3	32.8
Non-current deferred tax asset	70.5	169.9
Restricted cash	1.5	1.5
Other assets	13.4	6.3
Total assets	$336.0	$415.1

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$7.2	$7.9
Current portion of customer liabilities	1.1	69.7
Current portion of customer liabilities - related party	27.1	14.2
Accrued compensation and benefits	37.8	24.8
Other accrued expenses	16.7	18.5
Total current liabilities	89.9	135.1
Non-current portion of customer liabilities	—	1.0
Non-current portion of customer liabilities - related party	11.5	110.0
Other non-current liabilities	11.9	9.7
Total liabilities	$113.3	$255.8

Preferred Stock	189.3	171.6
Stockholders’ equity (deficit):
Common stock	1.2	1.2
Additional paid-in capital	337.9	349.2
Accumulated deficit	(244.5)	(304.7)
Accumulated other comprehensive loss	(1.6)	(2.8)
Treasury stock	(59.6)	(55.2)
Total stockholders’ equity (deficit)	33.4	(12.3)
Total liabilities and stockholders’ equity (deficit)	$336.0	$415.1

Table 2
R1 RCM Inc.
Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
RCM services: net operating fees	$119.4	$68.5	$374.8	$368.8
RCM services: incentive fees	8.8	24.8	29.0	191.3
RCM services: other	3.8	8.0	13.6	16.3
Other services fees	8.3	4.8	32.4	16.1
Net services revenue	140.3	106.2	449.8	592.6
Operating expenses:
Cost of services	127.2	62.1	416.3	199.7
Selling, general and administrative	14.7	15.7	56.3	74.1
Other	2.1	0.8	4.7	20.8
Total operating expenses	144.0	78.6	477.3	294.7
Income (loss) from operations	(3.7)	27.6	(27.5)	297.9
Net interest income	0.1	0.1	0.2	0.3
Income (loss) before income tax provision	(3.6)	27.7	(27.3)	298.2
Income tax provision (benefit)	36.6	14.5	31.5	121.1
Net income (loss)	$(40.2)	$13.2	$(58.8)	$177.1

Net income (loss) per common share:
Basic	$(0.44)	$0.65	$(0.75)	$0.65
Diluted	$(0.44)	$0.65	$(0.75)	$0.65
Weighted average shares used in calculating net income (loss) per common share:
Basic	102,180,517	100,160,206	102,062,051	100,160,206
Diluted	102,180,517	100,160,206	102,062,051	100,160,206

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows
(In millions)

	Twelve Months Ended December 31,
	2017	2016
Operating activities
Net income (loss)	$(58.8)	$177.1
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	16.3	10.2
Share-based compensation	10.7	29.8
Loss on disposal	0.2	0.2
Allowance for doubtful accounts	0.3	—
Deferred income taxes	29.7	121.8
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(13.0)	4.4
Prepaid income taxes	3.2	(2.8)
Prepaid expenses and other assets	(5.8)	(6.9)
Accounts payable	(0.3)	1.2
Accrued compensation and benefits	12.9	15.7
Other liabilities	1.5	1.1
Customer liabilities and customer liabilities - related party	24.0	(440.1)
Net cash provided by (used in) operating activities	20.9	(86.9)
Investing activities
Purchases of property, equipment, and software	(33.6)	(12.6)
Proceeds from maturation of short-term investments	—	1.0
Net cash used in investing activities	(33.6)	(11.6)
Financing activities
Series A convertible preferred stock and warrant issuance, net of issuance costs	—	178.7
Exercise of vested stock options	0.2	0.2
Purchase of treasury stock	(2.5)	(0.4)
Shares withheld for taxes	(1.9)	(2.0)
Net cash (used in) provided by financing activities	(4.2)	176.5
Effect of exchange rate changes in cash	0.6	(0.3)
Net increase (decrease) in cash and cash equivalents	(16.3)	77.7
Cash and cash equivalents, at beginning of period	181.2	103.5
Cash and cash equivalents, at end of period	$164.9	$181.2

Table 4
R1 RCM Inc.
Reconciliation of GAAP to Non-GAAP
(In millions)
	Three Months Ended December 31,		2017 vs. 2016 Change		Year Ended December 31,			2017 vs. 2016 Change
	2017	2016	Amount	%	2017		2016	Amount	%
	(Unaudited)				(Unaudited)

RCM services: net operating fees	$119.4	$68.5	$50.9	74.3%	$374.8		$368.8	$6.0	1.6%
RCM services: incentive fees	8.8	24.8	(16.0)	(64.5)%	29.0		191.3	(162.3)	(84.8)%
RCM services: other	3.8	8.0	(4.2)	(52.5)%	13.6		16.3	(2.7)	(16.6)%
Other services fees	8.3	4.8	3.5	72.9%	32.4		16.1	16.3	101.2%
Net Services Revenue	$140.3	$106.2	$34.1	32.1%	$449.8		$592.6	$(142.8)	(24.1)%
Change in deferred customer billings (non-GAAP) (1)	n.a.	(36.3)	n.m.	n.m.	n.a.		(383.9)	n.m.	n.m.
Gross cash generated from customer contracting activities (non-GAAP)	n.a.	$69.9	n.m.	n.m.	n.a.		$208.7	n.m.	n.m.

Net income (loss)	$(40.2)	$13.2	$(53.4)	(404.5)%	$(58.8)		$177.1	$(235.9)	(133.2)%
Net interest income	(0.1)	(0.1)	—	—%	(0.2)	—	(0.3)	0.1	(33.3)%
Income tax provision (benefit)	36.6	14.5	22.1	152.4%	31.5		121.1	(89.6)	(74.0)%
Depreciation and amortization expense (GAAP)	4.8	2.9	1.9	65.5%	16.3		10.2	6.1	59.8%
Share-based compensation expense (GAAP)	2.5	4.6	(2.1)	(45.7)%	10.7		28.1	(17.4)	(61.9)%
Other (GAAP)	2.1	0.8	1.3	162.5%	4.7		20.8	(16.1)	(77.4)%
Adjusted EBITDA (non-GAAP)	$5.7	$35.9	$(30.2)	(84.1)%	$4.1		$357.0	$(352.9)	(98.9)%
Change in deferred customer billings (non-GAAP) (1)	n.a.	(36.3)	n.m.	n.m.	n.a.		(383.9)	n.m.	n.m.
Net cash generated from customer contracting activities (non-GAAP)	n.a.	$(0.4)	n.m.	n.m.	n.a.		$(26.8)	n.m.	n.m.

n.m. - not meaningful
n.a. - Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross and net cash generated from customer contracting activities, that was utilized by the Company in 2016, is not applicable for 2017. Gross and net cash generated from customer contracting activities has been provided for the three months and year ended December 31, 2016 as they are the most comparable metric to net services revenue and adjusted EBTIDA for the three months and year ended December 31, 2017.

Due to rounding, numbers presented in this table may not add up precisely to the totals provided.

Table 5
R1 RCM Inc.
Reconciliation of GAAP to Non-GAAP
(In millions)

Three Months Ended September 30, 2017
(Unaudited)
Net income (loss)	(3.6)
Net interest income	—
Income tax provision (benefit)	(1.5)
Depreciation and amortization expense (GAAP)	4.5
Share-based compensation expense (GAAP)	2.4
Other (GAAP)	1.4
Adjusted EBITDA (non-GAAP)	$ 3.1

Table 6
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Cost of services	127.2	62.1	416.3	199.7
Less:
Share-based compensation expense	1.2	1.3	4.5	6.1
Depreciation and amortization expense	4.1	2.6	14.5	9.5
Non-GAAP cost of services	$121.9	$58.2	$397.3	$184.1

Table 7
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Selling, general and administrative	$14.7	$15.7	$56.3	$74.1
Less:
Share-based compensation expense	1.3	3.3	6.1	22.0
Depreciation and amortization expense	0.7	0.3	1.8	0.7
Non-GAAP selling, general and administrative	$12.7	$12.1	$48.4	$51.4

Table 8
R1 RCM Inc.
Reconciliation of GAAP Net Services Revenue to Non-GAAP Gross Cash Generated from Customer Contracting Activities
(In millions)

	Three Months Ended December 31, 2016			Year Ended December 31, 2016
	Net Services Revenue	Change in deferred customer billings	Gross cash generated	Net Services Revenue	Change in deferred customer billings	Gross cash generated
RCM services: net operating fees	$68.5	$(12.8)	$55.7	$368.8	$(218.3)	$150.5
RCM services: incentive fees	24.8	(19.5)	5.3	191.3	(162.2)	29.1
RCM services: other	8.0	(3.9)	4.1	16.3	(3.3)	13.0
Other services fees	4.8	—	4.8	16.1	—	16.1
Total	$106.2	$(36.2)	$69.9	$592.6	$(383.8)	$208.7

(1) Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross cash generated from customer contracting activities that was utilized by the Company in 2016 is not applicable for 2017. Gross cash generated from customer contracting activities has been provided for the three months and year ended December 31, 2016 as it is the most comparable metric to net services revenue for the three months and year ended December 31, 2017.

Table 9
R1 RCM Inc.
Condensed Consolidated Non-GAAP Financial Information
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
RCM services: net operating fees	$119.4	$55.7	$374.8	$150.5
RCM services: incentive fees	8.8	5.3	29.0	29.1
RCM services: other	3.8	4.1	13.6	13.0
Other services fees	8.3	4.8	32.4	16.1
Net services revenue (GAAP) (2017), Gross cash generated from customer contracting activities (non-GAAP) (2016) (2)	$140.3	$69.9	$449.8	$208.7

Operating expenses (1) :
Cost of services (non-GAAP)	121.9	58.2	397.3	184.1
Selling, general and administrative (non-GAAP)	12.7	12.1	48.4	51.4
Sub-total	$134.6	$70.3	$445.7	$235.5

Adjusted EBITDA (non-GAAP) (2017), Net cash generated from customer contracting activities (non-GAAP) (2016) (2)	$5.7	$(0.4)	$4.1	$(26.8)

(1) Excludes share-based compensation, depreciation and amortization and other costs
(2) Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross and net cash generated from customer contracting activities that were utilized by the Company in 2016 are not applicable for 2017. Gross and net cash generated from customer contracting activities have been provided for the three months and year ended December 31, 2016 as they are the most comparable metric to net services revenue and adjusted EBITDA, respectively, for the three months and year ended December 31, 2017.

Due to rounding, numbers presented in this table may not add up precisely to the totals provided.

Table 10
R1 RCM Inc.
Reconciliation of GAAP Operating Income Guidance to non-GAAP Adjusted EBITDA Guidance
(In millions)

2018
GAAP Operating Income Guidance	($30)-($55)
Plus:
Depreciation and amortization expense	$25-$30
Share-based compensation expense	$15-$20
Amortization of intangibles	$15-$30
Transaction expenses, severance and other costs	$15-$20
Adjusted EBITDA Guidance	$50-55